Notification of Sources of Distribution

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On July 29, 2022, SRH Total Return Fund, Inc. (NYSE: STEW) (the “Fund”), a closed-end investment company, will pay a distribution on its common stock of $0.120 per share to stockholders of record at the close of business on July 22, 2022. The Fund, acting in accordance with an exemptive order received from the Securities and Exchange Commission and with approval of its Board of Directors, adopted a managed distribution policy under which the Fund may utilize capital gains, where applicable, as part of regular quarterly cash distributions to its stockholders. This policy gives the Fund greater flexibility to realize capital gains and to distribute those gains to stockholders.

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year- to-date from the sources indicated in the table. In addition, the table shows the percentages of the total distribution amount per share attributable to (i) net investment income, (ii) net realized short-term capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:
	Per Share ($)	Percentage (%)
Net Investment Income	0.03372	28.10%
Net Realized Short-Term Capital Gains	0.00000	0.00%
Net Realized Long-Term Capital Gains	0.08628	71.90%
Return of Capital or other Capital Source	0.00000	0.00000
Total (per common share)	0.12000	100.00%

Fiscal Year-to-Date Cumulative
Distributions from[1]:
	Per Share ($)	Percentage (%)
Net Investment Income	0.06146	17.07%
Net Realized Short-Term Capital Gains	0.01251	3.48%
Net Realized Long-Term Capital Gains	0.16818	46.71%
Return of Capital or other Capital Source	0.11785	32.74%
Total (per common share)	0.36000	100.00%

Stockholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy. The amounts and sources of distributions reported in this 19(a) Notice are only estimates, are likely to change over time, and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The amounts and sources of distributions year-to-date may be subject to additional adjustments.

THE FUND WILL SEND YOU A FORM 1099-DIV FOR THE CALENDAR YEAR THAT WILL TELL YOU HOW TO REPORT THESE DISTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to the distribution declaration date. While the NAV performance may be indicative of the Fund’s investment performance, it does not

[1]	The Fund’s fiscal year is December 1 to November 30. Information shown is for the period beginning December 1, 2021.

measure the value of a stockholder’s investment in the Fund. The value of a stockholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

Fund Performance & Distribution Rate Information

Annualized Distribution Rate as a Percentage of NAV^	3.39%
Cumulative Distribution Rate as a Percentage of NAV*	2.54%
Cumulative Total Return as a Percentage of NAV**	-8.24%
Average Annual Total Return***	7.69%

^	Based on the Fund’s NAV as of June 30, 2022 and the quarterly distribution of $0.120.

*	Based on the Fund’s NAV as of June 30, 2022 and includes distributions through July 31, 2022.

**	Cumulative Total Return is the percentage change in the Fund’s NAV including distributions paid and assuming reinvestment of these distributions for the period December 1, 2021 through June 30, 2022.

***	Average Annual Total Return represents the compound average of the Annual NAV Total Returns of the Fund for the five-year period ending June 30, 2022. Annual NAV Total Return is the percentage change in the Fund’s NAV over a year including distributions paid and assuming reinvestment of these distributions.

The Fund has a managed distribution policy that seeks to deliver the Fund’s long term total return potential through regular quarterly distributions declared at a fixed rate per share. Distributions may be paid in part or in full from net investment income, realized capital gains and by returning capital, or a combination thereof. Stockholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the stockholder’s capital. A return of capital is not taxable; rather it reduces a stockholder’s tax basis in his or her shares of the Fund.

The Fund’s Board of Directors reviews the amount of any distributions made pursuant to the Fund’s distribution policy and considers the income earned and capital gains realized by the Fund, as well as the Fund’s available capital. The Board of Directors will continue to monitor the Fund’s distribution level, taking into consideration, among other things, the Fund’s net asset value and market conditions. The Fund’s distribution policy is subject to modification, suspension or termination by the Board of Directors at any time, which could have an adverse effect on the market price of the Fund’s shares. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

For more information on the Fund, please visit us on the web at www.srhtotalreturnfund.com.

NOT FDIC INSURED | May Lose Value | No Bank Guarantee

Notification of Sources of Distribution

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On October 31, 2022, SRH Total Return Fund, Inc. (NYSE: STEW) (the “Fund”), a closed-end investment company, will pay a distribution on its common stock of $0.12 per share to stockholders of record at the close of business on October 24, 2022. The Fund, acting in accordance with an exemptive order received from the Securities and Exchange Commission and with approval of its Board of Directors, adopted a managed distribution policy under which the Fund may utilize capital gains, where applicable, as part of regular quarterly cash distributions to its stockholders. This policy gives the Fund greater flexibility to realize capital gains and to distribute those gains to stockholders.

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year- to-date from the sources indicated in the table. In addition, the table shows the percentages of the total distribution amount per share attributable to (i) net investment income, (ii) net realized short-term capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:
	Per Share ($)	Percentage (%)
Net Investment Income	0.04070	33.92%
Net Realized Short-Term Capital Gains	0.00000	00.00%
Net Realized Long-Term Capital Gains	0.07930	66.08%
Return of Capital or other Capital Source	0.00000	00.00%
Total (per common share)	0.12000	100.00%

Fiscal Year-to-Date Cumulative
Distributions from[1]:
	Per Share ($)	Percentage (%)
Net Investment Income	0.10216	21.28%
Net Realized Short-Term Capital Gains	0.01251	2.61%
Net Realized Long-Term Capital Gains	0.24748	51.56%
Return of Capital or other Capital Source	0.11785	24.55%
Total (per common share)	0.48000	100.00%

Stockholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy. The amounts and sources of distributions reported in this 19(a) Notice are only estimates, are likely to change over time, and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The amounts and sources of distributions year-to-date may be subject to additional adjustments.

THE FUND WILL SEND YOU A FORM 1099-DIV FOR THE CALENDAR YEAR THAT WILL TELL YOU HOW TO REPORT THESE DISTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.

[1]	The Fund’s fiscal year is December 1 to November 30. Information shown is for the period beginning December 1, 2021.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to the distribution declaration date. While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a stockholder’s investment in the Fund. The value of a stockholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

Fund Performance & Distribution Rate Information

Annualized Distribution Rate as a Percentage of NAV^	3.60%
Cumulative Distribution Rate as a Percentage of NAV*	3.60%
Cumulative Total Return as a Percentage of NAV**	-12.81%
Average Annual Total Return***	5.61%

^	Based on the Fund’s NAV as of September 30, 2022 and the quarterly distribution of $0.12.

*	Based on the Fund’s NAV as of September 30, 2022 and includes distributions through October 31, 2022.

**	Cumulative Total Return is the percentage change in the Fund’s NAV including distributions paid and assuming reinvestment of these distributions for the period December 1, 2021 through September 30, 2022.

***	Average Annual Total Return represents the compound average of the Annual NAV Total Returns of the Fund for the five- year period ending September 30, 2022. Annual NAV Total Return is the percentage change in the Fund’s NAV over a year including distributions paid and assuming reinvestment of these distributions.

The Fund has a managed distribution policy that seeks to deliver the Fund’s long term total return potential through regular quarterly distributions declared at a fixed rate per share. Distributions may be paid in part or in full from net investment income, realized capital gains and by returning capital, or a combination thereof. Stockholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the stockholder’s capital. A return of capital is not taxable; rather it reduces a stockholder’s tax basis in his or her shares of the Fund.

The Fund’s Board of Directors reviews the amount of any distributions made pursuant to the Fund’s distribution policy and considers the income earned and capital gains realized by the Fund, as well as the Fund’s available capital. The Board of Directors will continue to monitor the Fund’s distribution level, taking into consideration, among other things, the Fund’s net asset value and market conditions. The Fund’s distribution policy is subject to modification, suspension or termination by the Board of Directors at any time, which could have an adverse effect on the market price of the Fund’s shares. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

For more information on the Fund, please visit us on the web at www.srhtotalreturnfund.com.

NOT FDIC INSURED | May Lose Value | No Bank Guarantee